SEPARATION AGREEMENT AND GENERAL RELEASE

               THIS SEPARATION AGREEMENT AND GENERAL RELEASE (hereinafter called "AGREEMENT AND RELEASE") is made and entered by and between SUNGLASS HUT INTERNATIONAL, INC. its subsidiaries, affiliates, related entities, joint ventures, officers, directors, employees and/or agents (hereinafter called "SGHI") and JACK B. CHADSEY and his representatives, executors, heirs and assigns (hereinafter called "CHADSEY").

                              W I T N E S S E T H:

               WHEREAS, CHADSEY has been and presently is employed by SGHI as its President and Chief Executive Officer; and

               WHEREAS, CHADSEY and SGHI wish to terminate his employment amicably and in a way that will preserve the good will that exists between them, and to resolve all other matters between them;

               NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, and for good and other consideration, SGHI and CHADSEY agree as follows:

                                   AGREEMENTS

               A. SGHI and CHADSEY agree that effective May 29, 1997 (the "Effective Date"), CHADSEY will resign from his employment with SGHI, resign from all corporate offices and committees he may hold with SGHI or any of its subsidiaries, joint ventures or related entities, and resign from all positions he may hold on the SGHI Board of Directors or the Board

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of Directors of any of its subsidiaries, joint ventures or related entities and
CHADSEY also agrees not to stand for reelection as a director;

               B. SGHI and CHADSEY agree and acknowledge that upon his termination of employment:

                       1. SGHI shall pay CHADSEY his regular base salary of $38,500 per month, less all applicable withholdings and deductions, for a period of eighteen (18) months and such payments shall be made in eighteen (18) equal monthly installments of $38,500 per month. This period shall be referred to as the "Salary and Benefits Continuation Period".

                       2. SGHI shall pay the cost of CHADSEY's premiums for coverage under SGHI's Group Health Plans and Group Life Insurance Plans, as well as all other presently available insurance and benefit plans, during the Salary and Benefits Continuation Period on the same basis and to the same extent that it paid for such premiums prior to CHADSEY's separation from SGHI.

                       3. SGHI's obligation to pay CHADSEY his regular base salary pursuant to Paragraph B.1. and to pay the costs of CHADSEY's premiums for coverage under SGHI's insurance and benefit plans pursuant to Paragraph B.2. shall cease in the event, and upon the date, that CHADSEY obtains full-time employment which is intended to be permanent during the Salary and Benefits Continuation Period; provided, however, that in no event shall CHADSEY be paid by SGHI less than twelve (12) months of Salary and Benefits Continuation, regardless of whether he obtains subsequent employment.

                       4. SGHI shall, upon termination, accelerate full vesting of all CHADSEY's unvested stock options and further agrees that all of the SGHI stock options listed on attached Schedule A shall remain exercisable in full for the total number of shares subject


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thereto for the thirty-six (36) month period beginning on the Effective Date, notwithstanding any term or condition in any option plan, agreement or certificate to the contrary; provided, however, that for a three (3) month period following the Effective Date, CHADSEY may exercise options and sell shares acquired upon exercise thereof only in compliance with SGHI's published trading calendar attached as Schedule B.

                       5. CHADSEY's vacation time shall cease accruing upon the date of his termination.

               C. SGHI shall, upon termination, pay to CHADSEY all unused accrued vacation, and shall thereafter reimburse him for business expenses properly documented and incurred consistent with SGHI policy and actually incurred through the date his employment terminates.

               D. In the event of any litigation or administrative action (an "Action") against CHADSEY based upon his official duties while employed by SGHI, SGHI will indemnify CHADSEY to the extent required by law. With respect to the RUTTENBERG litigation (U.S. District Court, Southern District of Florida, Case No. 97-0191-CIV-MOORE) and the BIAGAS litigation (U.S. District Court, Southern District of Florida, Case No. 97-1059-CIV-MOORE), SGHI shall continue to provide CHADSEY with representation pursuant to the representation agreement attached hereto as Schedule C. If the interests of SGHI, or its officers, directors or affiliates are adverse to or conflict with the interests of CHADSEY in any Action, or if CHADSEY cannot be fairly or adequately represented by legal counsel to SGHI in any Action, CHADSEY shall have the right to retain independent legal counsel (reasonably acceptable to SGHI) to represent him in such Action and SGHI shall pay the reasonable fees and expenses of such legal counsel. The fees and expenses in the previous sentence shall be paid by SGHI no less frequently than


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quarterly. Any determination of whether interests are adverse, there is a conflict or if CHADSEY cannot be fairly or adequately represented shall be made in good faith.

               E. In exchange for the payments and agreements set forth in paragraph B above, which, but for this AGREEMENT AND RELEASE, CHADSEY would not otherwise be entitled, CHADSEY shall release, discharge and covenant not to sue SGHI, its directors, officers, employees, agents, and subsidiaries and other affiliated entities, from any and all claims, demands, damages, lawsuits, obligations, promises, administrative actions, charges and causes of action, both known and unknown, in law or in equity, of any kind whatsoever, which CHADSEY ever had, now has, or may have against SGHI, by reason of any matter, cause or thing whatsoever, up to and including the Effective Date, including but not limited to any and all claims and causes of action arising out of CHADSEY's employment with SGHI, any and all claims and causes of action under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), the Americans With Disabilities Act ("ADA"), the Employee Retirement Income Security Act ("ERISA"), and any other federal, state or local anti-discrimination law, statute or ordinance; and any lawsuit founded in tort, contract or any other common law or equitable basis of action. Notwithstanding the foregoing, this paragraph does not release SGHI from its obligations under this AGREEMENT AND RELEASE. This release shall not apply to
(i) any rights of CHADSEY under this AGREEMENT AND RELEASE, (ii) any rights CHADSEY may have to indemnification from SGHI or under any directors and officers liability insurance or similar policy purchased by SGHI, or (iii) any amounts owed to CHADSEY under SGHI's 401(k) plan, 401(k) "wrap around" plan and deferred compensation plan accrued through the Effective Date.


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               SGHI shall release, discharge and covenant not to sue CHADSEY and his beneficiaries, heirs and assigns from any and all claims, demands, damages, lawsuits, obligations, promises, administrative actions, charges and causes of action, both known and unknown, in law or in equity, of any kind whatsoever, which SGHI ever had, now has, or may have against CHADSEY by reason of any matter, cause or thing whatsoever, up to and including the Effective Date, including any claims related to his employment with SGHI or his status as an officer and director of SGHI.

               F. CHADSEY acknowledges that he is currently being represented by Brobeck, Phleger & Harrison LLP in connection with the RUTTENBERG and BIAGAS litigations and has been represented by Brobeck, Phleger & Harrison LLP in connection with a dispute with Lesley Berkovitz and hereby waives any and all conflicts which may arise by virtue of Brobeck, Phleger & Harrison LLP's representation of SGHI in connection with the negotiation of this AGREEMENT AND RELEASE.

               G. CHADSEY and SGHI agree not to institute any administrative proceeding or lawsuit against the other upon any basis outlined in paragraph E above, and represent and warrant that neither party has authorized any other person or entity to initiate such administrative proceedings or lawsuit.

               H. CHADSEY and SGHI agree that nothing contained in this AGREEMENT AND RELEASE shall constitute or be treated as an admission of liability or wrongdoing by either party, and each of the parties hereto hereby deny any liability or wrongdoing.

               I. CHADSEY agrees that he will not seek employment or re-employment with SGHI at any time in the future, unless the then Board of Directors of SGHI desires to hire or rehire CHADSEY. Company termination documents will reflect that CHADSEY has "resigned".


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In connection with such resignation, SGHI shall issue a press release in the form attached hereto as Schedule D and will not make or publish any statement to the press, third-parties or employees of SGHI which conflicts with the terms of such press release.

               J. CHADSEY and SGHI shall not, without compulsion of legal process, discuss with others, either directly or by implication, the fact or terms of this settlement, the amounts referred to in this AGREEMENT AND RELEASE, or the fact of the payment of said amounts, except that each party may disclose them to his attorneys or accountants to whom the disclosure is necessary to effect the purposes for which he has consulted such attorneys or accountants and SGHI may make disclosures required by applicable securities laws (which may require the filing of this AGREEMENT AND RELEASE with the SEC), and Chadsey may disclose the confidentiality, nonsolicitation, and noncompete provisions of this AGREEMENT AND RELEASE to employers or prospective employers. If either party is served with legal process compelling disclosure of any matters referenced in this AGREEMENT AND RELEASE, such party shall immediately notify the other party hereto so that it may have the opportunity to interpose an objection.

               K. CHADSEY agrees not to divulge, communicate, use to the detriment of SGHI or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of SGHI. Any Confidential Information or data known or hereafter acquired by CHADSEY with respect to the business of SGHI (which shall include, but not be limited to, information concerning SGHI personnel issues, financial condition, prospects, methods of doing business and marketing and promotion of SGHI's services) shall be deemed a valuable, special and unique asset of SGHI that is received by CHADSEY in confidence and as a fiduciary, and CHADSEY shall remain a fiduciary to SGHI


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with respect to all such information. CHADSEY shall, prior to termination, return to SGHI all originals and copies of any SGHI company document in his possession.

               For purposes of this AGREEMENT AND RELEASE, "Confidential Information" means information disclosed to CHADSEY or known by CHADSEY as a consequence of or through his employment by SGHI (including information conceived, originated, discovered or developed by SGHI) prior to or after the date hereof, and not generally known, about SGHI's business, which has not been previously disclosed to the public.

               L. Each party to this AGREEMENT AND RELEASE agrees that such party will do or say nothing in the future to disparage or otherwise impugn the commercial or personal reputations of the other party hereto, or any of its or his officers, directors, employees and/or agents. SGHI's current officers and directors will not expressly disparage CHADSEY or his performance while serving in their capacity as officers and directors of SGHI.

               M. CHADSEY further agrees that he will not voluntarily, and without compulsion of legal process, assist or encourage others to assert claims against SGHI or against any affiliates, related entities, officers, directors, employees and/or agents of SGHI or to commence or maintain litigation against SGHI or any affiliate, related entity, officer, director, employee and/or agent of SGHI. SGHI agrees that it will not voluntarily, and without compulsion of legal process, assist or encourage others to assert claims against CHADSEY or to commence or maintain litigation against CHADSEY.

               N. CHADSEY agrees that, upon reasonable notice and at reasonable times, he shall make himself available to and cooperate with SGHI in connection with any threatened or ongoing litigation matters involving SGHI or CHADSEY, including but not limited to conferences, preparation for deposition, deposition and trial. CHADSEY shall be available to


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SGHI for consultation on general corporate matters. SGHI shall reimburse
CHADSEY, to the extent not prohibited by law, for all reasonable expenses incurred by CHADSEY in complying with his obligations under this paragraph. Nothing in this paragraph N shall require CHADSEY to take any action that would conflict with his duties and obligations to any subsequent employer (subject to CHADSEY's use of good faith reasonable efforts to obtain reasonable time off when there is no significant interference with the business of such subsequent employer).

               O. CHADSEY agrees that for a period coextensive with the Salary and Benefits Continuation Period, and in no event less than twelve (12) months ("non-compete period"), CHADSEY will not accept employment with, provide services to, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that, directly or indirectly, whether through retail, catalog or Internet sales, engages in the sale primarily of watches or related accessories or primarily the sale, manufacture, or distribution of optical products of any kind, including sunglasses, or prescription and nonprescription eyewear.

               P. CHADSEY further agrees that, during the non-compete period, CHADSEY shall not hire or encourage his employer to hire any employee of SGHI, and shall not induce or attempt to influence any employee of SGHI or any independent contractor of SGHI to terminate or modify his employment or relationship with SGHI.

               Q. CHADSEY and SGHI understand that the covenants contained in this AGREEMENT AND RELEASE, including the covenants in paragraphs J, K, L, M, and O, above, of nondisclosure, confidentiality, nondisparagement, nonassistance, and non-competition are material inducements to each party for the making of this settlement and that, for the breach


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thereof, each party will be entitled to pursue its legal and equitable remedies, including without limitation the right to recover damages and seek injunctive relief.

               R. In the event it becomes necessary to commence litigation in order to enforce performance of this AGREEMENT AND RELEASE or for breach thereof, the prevailing party shall recover its costs and reasonable attorneys' fees.

               S. This AGREEMENT AND RELEASE shall be deemed to have been entered into in the State of Florida and shall be construed and interpreted in accordance with the laws of that state. The parties agree that any and all claims and lawsuits pertaining to paragraph O of this AGREEMENT AND RELEASE shall be brought in the state or federal courts in Dade County, Florida, and the parties expressly waive the right to proceed in any other jurisdiction or forum.

               T. CHADSEY and SGHI acknowledge and agree that no promises or representations were made which do not appear written herein and that this AGREEMENT AND RELEASE contains the entire agreement of the parties as to the subject matter thereof.

               U. CHADSEY and SGHI acknowledge and agree that if any provision of this AGREEMENT AND RELEASE is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and the court shall enforce all remaining provisions to the extent permitted by law.

               V. CHADSEY hereby acknowledges that he has been given at least twenty-one (21) days to review this AGREEMENT AND RELEASE, and that he has seven
(7) days after signing this AGREEMENT AND RELEASE within which to rescind this AGREEMENT AND RELEASE by providing notice to SGHI in writing. CHADSEY acknowledges that he has been represented by counsel in connection with this AGREEMENT AND RELEASE and all the


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waivers contained herein. CHADSEY further acknowledges that this AGREEMENT AND
RELEASE satisfies all the requirements for an effective release by CHADSEY of all age discrimination claims under the ADEA.

               Executed this 29th day of May, 1997.




                                                -------------------------------
                                                         JACK B. CHADSEY


                                                SUNGLASS HUT INTERNATIONAL, INC.



                                                By:
                                                   ----------------------------
                                                   James N. Hauslein
                                                   Chairman of the Board













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